                                WARRANT AGREEMENT


          WARRANT AGREEMENT (the "Warrant Agreement") is made and entered into as of the Initial Closing Date between PAPER WAREHOUSE, INC., a Minnesota corporation (the "Company"), and each Warrant Holder (as hereinafter defined).

                                   WITNESSETH:

          WHEREAS, pursuant to the terms of a Confidential Private Placement Memorandum, dated as of November 4, 1994 (the "Private Placement Memorandum"), the Company is issuing as of the Initial Closing Date up to an aggregate of 46 units of securities (each a "Unit"), each Unit consisting of a $50,000 10% Subordinated Note due November 30, 2004 of the Company (a "Note") and one Warrant (a "Warrant"), subject to certain adjustments, exercisable into 106.3 shares (the Warrant Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") at an exercise price of $47.04 per share; and

          WHEREAS, the Warrant Holders (as hereinafter defined) are willing to have their rights with respect to the ownership of the Warrants and the Warrant Shares (as hereinafter defined) governed by the provisions of this Agreement.

          NOW, THEREFORE, in consideration of the above recitals, the mutual promises contained herein and for other good and valuable consideration, the parties hereto agree as follows:

          1. DEFINITIONS. The following words and terms shall have the following meanings:

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Minneapolis, Minnesota are required or authorized to be closed.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended and supplemented from time to time, and shall include proposed, temporary, interim and permanent regulations of the United States Treasury Department applicable thereunder.

          "COMPANY REDEMPTION" shall have the meaning ascribed to such term in
     Section 11(b) hereof.

          "EBITA" shall mean, with reference to any period, net earnings of the Company for such period plus all deductions for interest expense, income taxes and amortization for such period.

          "EXERCISE PERIOD" shall have the meaning set forth in Section 5.

          "EXERCISE PRICE" shall mean $47.04 per Warrant Share.

          "INITIAL CLOSING DATE" shall mean the first date upon which the Company shall schedule a closing with respect to the purchase of Units by subscribers for Units.

          "QUALIFIED TRANSACTION" shall mean a public offering of capital stock by the Company or sale by the Company of all or substantially all of its stock or assets.

          "REDEMPTION PRICE" shall mean, as of any calculation date, an amount for each share of Common Stock issuable upon exercise of the Warrant the greater of: (i) EBITA for the immediately preceding full fiscal year multiplied by seven less the aggregate amount of long-term and short-term debt for such fiscal year divided by the number of shares then issued and outstanding; or (ii) the book value of the Company as of the immediately preceding fiscal year end divided by the number of shares then issued and outstanding; PROVIDED, HOWEVER, that with respect to a Company Redemption
     (x) in the event the Company Redemption occurs concurrently with a Qualified Transaction, the Redemption Price shall equal the consideration received in the Qualified Transaction and (y) in the event the Company Redemption occurs and within 12 months thereafter the Company engages in a Qualified Transaction, the Company shall pay to each Warrant Holder the positive difference calculated on a per share basis, if any, between the consideration received by the Company in the Qualified Transaction and the amount paid to such Warrant Holder at the time of the Company Redemption.

          "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Right Agreement, dated as of the date hereof, among the Company and the holders of Warrant Shares.

          "WARRANT HOLDER(S)" shall mean each subscriber of Units whose subscription is accepted by the Company and each permitted transferee of Warrants held by such subscriber.

          "WARRANT HOLDER REDEMPTION" shall have the meaning ascribed to such term in Section 11(a) hereof.

          "WARRANT SHARES" shall mean any shares of Common Stock or other securities issuable upon exercise of the Warrants.

          2. ISSUANCE OF WARRANTS: FORM OF WARRANT. The Company will issue, sell and deliver a Warrant to each Warrant Holder upon execution of the Omnibus Signature Page. The text of the Warrant and the form of election to purchase shares to be attached thereto shall be substantially as set forth in Exhibit A attached hereto. Each Warrant shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President, Vice President, or Chief Financial Officer of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

          3. REGISTERED FORM. The Warrant shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

          4. TRANSFER OF WARRANTS. The Warrant and Warrant Shares will not be transferable, in part or in whole, except only on the books of the Company upon delivery thereof duly endorsed by the Warrant Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. The Warrant Holder shall provide the Company with five Business Days prior written notice of a proposed transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. The Warrants may be exchanged at the option of the then Warrant Holder thereof, for another Warrant, or other Warrant of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, unless the Warrant Holder or Warrant Holders thereof shall furnish to the Company reasonably satisfactory evidence of compliance with the Securities Act of 1933, as amended (the "Act"), in accordance with the provisions of Section 13 of this Agreement.

          5. TERM OF WARRANTS; EXERCISE OF WARRANTS. Each Warrant entitles the Warrant Holder thereof to purchase 106.3 shares of Common Stock at the Exercise Price at any tune after November 30, 1995 (the "Effective Date") and before 5:00 p.m., prevailing Central Time, on November 30, 2004 (the "Expiration Date"). On the Expiration Date, all rights evidenced by the Warrants shall cease and the Warrants shall become void. The period from the Effective Date to the Expiration Date is sometimes hereinafter referred to as the "Exercise Period." The Exercise Price and the Warrant Shares issuable upon exercise of the Warrant Shares are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 9 of this Agreement. Subject to the provisions of this Agreement and upon five Business Days prior written notice to the Company, each Warrant Holder shall have the right, which may be exercised as set forth in such Warrants to purchase from the Company (and the Company shall issue and sell to such Warrant Holder) the number of fully paid and nonassessable shares of Common Stock specified in such Warrant, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the form of election to purchase attached thereto duly completed and signed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or savings and loan association) or trust company located in the United States or a member of the NASD, and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 9 of this Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of such Exercise Price may be made in cash or by check payable to the order of the Company or by the surrender and delivery of Notes in an aggregate principal amount equal to the Exercise Price. Upon each surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrant Holder of such Warrants and (subject to receipt of evidence of compliance with the Act in accordance with the provisions of Section 13 of this Agreement) in such name or names as such Warrant Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 of this Agreement, in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of Warrants and payment of the Exercise Price as aforesaid; PROVIDED, HOWEVER, that if, at the date of surrender of such Warrants and payment of such Exercise Price, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares shall be issuable as of the next succeeding date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; PROVIDED, FURTHER, that the transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Warrant Holders thereof, in full.

          6. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the Warrant Holder of Warrants in respect of which such Warrant Shares are issued.

          7. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant for the number of Warrants represented by the Warrant so mutilated, lost, stolen or destroyed but only receipt of evidence of such loss, theft or destruction of such Warrant, and of the ownership thereof, and the indemnity, if requested, all satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company may prescribe.

          8. RESERVATION OF WARRANT SHARES. ETC. The Company shall at all times after the Effective Date keep reserved, out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Company will keep a copy of this Agreement on file at its principal offices.
All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of Common Stock that have been issued upon the exercise of such Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Warrants subsequent to the Expiration Date.

          9. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (i) In case the Company shall (a) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (b)subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (d) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrant Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this clause (i) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

          (ii) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 9, the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

          (iii) For the purpose of this Section 9, the term "shares of Common Stock" shall mean (a) the class of stock, designated as the Common Stock of the Company at the date of this Agreement or (b) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any tune, as a result of an adjustment made pursuant to clause (i) above, the Warrant Holders shall become entitled to purchase any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in clauses (i) and
     (ii), inclusive, above, and clauses (iv) through (vii), inclusive, of this
     Section 9, and the provisions of Sections 5, 6, 8 and 16, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

          (iv) The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company; PROVIDED, HOWEVER, that in no event shall the Exercise Price be adjusted below the par value per share of the Common Stock.

          (v) In case of any consolidation or merger of the Company with or into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Warrant Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The provisions of this clause (v) shall similarly apply to successive consolidations, mergers, sales or conveyances.

          (vi) Notwithstanding any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants pursuant to this Section 9 of Agreement, certificates for Warrants issued prior or subsequent to such adjustments may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          10.  SPECIAL ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT
SHARES.

          (a) In the event the Company shall issue shares of Common Stock to USG Corporation ("LSG") pursuant to the Restated Option Agreement, dated October 6, 1994, between the Company and LSG, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrant Holder of each Warrant shall be entitled to receive an additional 10.6 Warrant Shares of the Company. An adjustment made pursuant to this clause (a) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

          (b) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in Section 10(a), the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

          (c) Notwithstanding any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants pursuant to Section 10 of this Agreement, certificates for Warrants issued prior or subsequent to such adjustments may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          11.  REDEMPTION OF WARRANT.

          (a) Commencing on November 30, 1998, and at any time thereafter, subject to the terms and conditions hereof the Warrant Holder may, at its option, require the Company to redeem its Warrant (a "Holder Redemption") at the Redemption Price. In the event of a Holder Redemption, the Warrant Holder shall notify the Company in writing of its election not more than 60 or less than 30 days prior to the date fixed by the Warrant Holder for redemption (the "Warrant Holder Redemption Date").

          (b) The Company, at its option, may redeem all of the Warrants (a "Company Redemption") at the Redemption Price (i) commencing on November 30, 1999 and at any time thereafter; or (ii) at any time after the date hereof, if a proposed transfer of a Warrant in accordance with Section 4 hereof, or a proposed exercise of a Warrant in accordance with Section 3 hereof, would, in either case, jeopardize the Company's ejection to be treated as an S Corporation in accordance with Section 1362 of the Code. In the event of a Company Redemption, the Company shall notify the Warrant Holder in writing of its election not more than 60 or less than 30 days prior to the date fixed by Company for redemption; PROVIDED, HOWEVER, that circumstances of the Company Redemption results from an event described in clause (ii) of the immediately preceding sentence, then the Company shall notify the Warrant Holder in writing of its election at least two days prior to the date of the proposed transfer and shall redeem the Warrant on or prior to the date of the proposed transfer (the "Company Redemption Date").

          (c) On a Warrant Holder Redemption Date or a Company Redemption Date, the Warrant Holder shall surrender the Warrant to the Company and the Company shall deliver payment of the Redemption Price in full, in cash or certified or cashier's check to the Warrant Holder.

          12. FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Warrant Holder, the number of Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this
Section 12, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the current market price per share of Common Stock on the date of exercise which price shall be the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock of the Company is traded, or if not traded on any national exchange, then the average of the closing bid and asked prices as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or as reported by the National Quotation Bureau, Inc., or similar reporting organization. If the Common Stock is not then listed or admitted to trading on any United States national securities exchange and if no closing bid and asked prices thereof are so quoted or published in the over-the-counter market, market price shall mean the higher of (x) the book value per share of Common Stock, as determined on a fully diluted basis in accordance with generally accepted accounting principles by a firm of independent public accountants of recognized standing (which may be its regular auditors) selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value per share of Common Stock, as determined on a fully diluted basis in good faith by an investment banking firm (as selected by the Board of Directors of the Company), as of a date which is 15 days preceding the date as of which the determination is to be made.

          13. RESTRICTIONS ON DISPOSITIONS. The Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended. The Warrant Holder represents and warrants to the Company that it understands that neither the Warrants nor the Warrant Shares may be transferred except pursuant to (i) an effective Registration Statement under the Act, or (ii) any available rule or exemption from registration under the Act permitting such disposition of securities and an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

          14. CERTIFICATES TO BEAR LEGENDS. The Warrants shall be subject to a stop-transfer order and the certificate or certificates therefor shall bear the following legend:

          NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR CERTAIN STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THIS COMPANY

SHALL HAVE RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, THAT SUCH AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

          The Warrant Shares or other securities issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing any such Warrant Shares or securities shall bear a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR CERTAIN STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THIS COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, THAT SUCH AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

          15. REGISTRATION RIGHTS AGREEMENT. Each Warrant Holder is entitled to the benefits of the Registration Rights Agreement and by purchases of the Units each Warrant Holder agrees to be bound by the terms of the Registration Rights Agreement.

          16.  NOTICES TO WARRANT HOLDERS.

          (a) Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Warrant Holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company; PROVIDED, HOWEVER, that in the event that a meeting of stockholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, then and in that event the Company shall cause a notice thereof to be sent by first class mail, postage prepaid, at least 10 days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Warrant Holder of Warrants at such Warrant Holder's address appearing on the Warrants at such Warrant Holder's address appearing on the Warrant register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution. If such notice shall have been so given and if such a voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then from and after the date on which such voluntary dissolution shall have been duly authorized by the shareholders and all other rights with respect thereto shall cease and terminate.

          (b) In the event the Company intends to make any distribution on its Common Stock (or other securities which may be purchasable in lieu thereof upon the exercise of Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing corporation, or to issue subscription rights or warrants to holders of its Common Stock the Company shall cause a notice of its intention to make such distribution, to each registered Warrant Holder of Warrants at such Warrant Holder's address appearing on the Warrant register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

          17. NOTICES. Any notice pursuant to this Agreement to be given or made by the Warrant Holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed as follows:

               Paper Warehouse, Inc.
               7634 Golden Triangle Drive
               Eden Prairie, MN 55344
               Attention:     Yale T. Dolginow

          Notices or demands authorized by this Agreement to be given or made by the Company to the Warrant Holder of any Warrants and/or Warrant Shares shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first class mail, postage prepaid, addressed to such Warrant Holder at the address of such Warrant Holder as shown on the Warrant Register.

          Each such notice shall be effective if given by mail, three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid.

          18. AMENDMENT. This Agreement may be amended only if the Company shall have obtained the prior written consent to such amendment of the Warrant Holders holding a majority of the Warrant Shares, whether or not the Warrants have been exercised. Each Warrant Holder at the time or thereafter outstanding shall be hound by any consent authorized by this section 18, whether or not the Warrants shall have been marked to indicate such consent.

          19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so. executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

          20. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MINNESOTA.

          21. SIGNATURE. THIS WARRANT AGREEMENT WILL BE DEEMED TO HAVE BEEN EXECUTED FOR ALL PURPOSES WHEN THE SUBSCRIBER SIGNS AND DATES THE OMNIBUS SIGNATURE PAGE.

                                                                       EXHIBIT A

                          (Form of Warrant Certificate)

          NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR CERTAIN STATE SECURITIES LAWS; AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THIS COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, THAT SUCH AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

No. _______________

                        VOID AFTER 5:00 P.M. CENTRAL TIME

                              On November 30, 2004

                              PAPER WAREHOUSE, INC.

                               Warrant Certificate

          THIS CERTIFIES THAT for value received ___________, or registered assigns, is the registered holder of the number of Warrants set forth above, each of which entitles the owner thereof to purchase upon giving five (5) Business Days prior written notice to the Company at any time after November 30, 1995 (the "Effective Date") until (5:00 P.M. prevailing Central Time on November 30, 2004 (the "Expiration Date"), one hundred six and three tenths fully paid and nonassessable shares of the common stock, par value $.01 per share (the "Common Stock"), of Paper Warehouse, Inc., a Minnesota corporation (the "Company"), at the exercise price of $47.04 per share (the "Exercise Price"), subject to certain adjustments, upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. Upon the Expiration Date, all rights evidenced by this Warrant shall cease and the Warrants shall become void. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

          This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of the date hereof (the "Warrant

Agreement") between the Company, the registered holder hereof and certain other holders of Warrant Certificates, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

          This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

          No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

          No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until. the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the shares of Common Stock shall have become deliverable as provided in the Warrant Agreement.

          If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

          This Warrant Certificate may be redeemed under the circumstances described in the Warrant Agreement.



114087-1

                                     FORM OF
                     ELECTION TO EXERCISE CONVERSION RIGHTS


(To be executed if holder desires to convert the Warrant Certificate.)


TO PAPER WAREHOUSE, INC.:


     The undersigned, subject to the terms of that certain Warrant Conversion Agreement, hereby irrevocably elects to exercise the Conversion Rights with respect to all Warrant Shares represented by the Warrant effective on the closing date of the IPO to acquire the shares of Common Stock issuable upon the exercise of such conversion right and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number

---------------

---------------

--------------------------------------------------------------------------------
                         (Please print name and address)



                                                   -----------------------------
                                                             Signature

                                                  (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of the
                                                  Warrant Certificate)


Signature Guaranteed: